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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Hewlett-Packard Company of our report dated November 23, 1999 relating to the financial statements and financial statement schedule, which appears in the Hewlett-Packard Company's Annual Report on Form 10-K/A for the year ended October 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California
April 10, 2002